UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 14, 2012

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 14, 2012, the incumbent members of our Board of Directors who serve as Series B Directors (as such term is defined in the Description of Series B Convertible Preferred Stock set forth in our Certificate of Incorporation, as amended) elected Dr. Dileep Agnihotri to fill a vacancy on our Board of Directors in a seat designated as a Series B Directorship.  Dr. Agnihotri was designated for election as a Series B Director by The Quercus Trust (“Quercus”), pursuant to a Voting Agreement dated as of November 19, 2009 by and among us and certain holders of our Series B Convertible Preferred Stock, namely Quercus, Empire Capital Partners, LP and its affiliates,  Focus Fund, L.P. and Robert S. Trump.  Dr. Agnihotri will serve as a member of our Board of Directors until the 2012 Annual Meeting of Shareholders or until his earlier resignation or removal.

Dr. Agnihotri is CEO, President, and a member of the Board of Directors of Advanced Hydro Inc., a privately held company commercializing novel membranes technology and turn-key systems for treatment of waste-water in the oil and gas industry, including hydraulic fracturing wastewater recycling applications. He is also serving as acting CEO and a member of the Board of Directors of Graphene Energy, Inc. also a privately held company.  Dr. Agnihotri has been a principal at 21 Ventures, LLC, a venture capital management firm providing seed, growth and bridge capital for technology ventures, since 2008.  Prior to 21 Ventures and Advanced Hydro, he spent 8 years, from 2001 to 2008, as director and world-wide manager of Jordan Valley Semiconductors Inc., an Israeli private company in the thin-film metrology market, where he managed technology development, applications development and strategic, technical and product marketing.   Dr. Agnihotri holds a PhD in Nuclear Chemistry and an MS in Physical Chemistry from the University of Rochester.  He also has an MS degree in Physics from Agra University. He has published more than 30 articles and holds more than half a dozen patents. Dr. Agnihotri brings to the Board expertise in new and disruptive technologies, their market potential and commercialization aspects.

Pursuant to our 2008 Incentive Stock Plan, Dr. Agnihotri, as a non-employee Director, was automatically granted an option to purchase 30,000 shares of our Common Stock at an exercise price of $0.23 per share (the closing price of our Common Stock in the over-the-counter market on December 13, 2012, the last trading day prior to his election).  This option vests and becomes exercisable on the date of our 2012 Annual Meeting of Shareholders and has a term of ten years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2012

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Chief Financial Officer